UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2024

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 Olympus Boulevard, Suite 500 Dallas, Texas 75019
(Address of principal executive offices) (Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2024, AMN Healthcare Services, Inc. (“AMN” or the “Company”) announced that Brian Scott will join AMN as its Chief Financial Officer and Chief Operating Officer (“CFO/COO”) reporting to Cary Grace, AMN’s President and Chief Executive Officer. Mr. Scott will join the AMN leadership team and assume the responsibilities of CFO/COO on November 21, 2024. Mr. Scott’s appointment follows the recent announcement by the Company of the departure of Jeffrey Knudson from his role as the Company’s CFO, effective November 8, 2024, to pursue an opportunity with a private company outside of the healthcare industry.

In his role as CFO/COO, Mr. Scott, age 55, will be responsible for AMN’s finance and enterprise operating functions. Mr. Scott is returning to AMN, having previously served as the Company’s Chief Financial Officer and Chief Accounting Officer, from 2011 to 2021. Immediately prior to re-joining AMN, Mr. Scott served as Chief Financial Officer of Jack in the Box, Inc., a franchisor in the quick-service restaurant industry, since August 2023. Previously, he served as Chief Financial Officer of ShiftKey, a leading digital platform connecting independent, licensed healthcare professionals with open shifts at healthcare facilities in the U.S., from June 2023 to August 2023, and as ShiftKey’s Chief Strategy Officer from September 2022 to June 2023. Mr. Scott also served as Chief Financial Officer of TheKey, a provider of home care services, from August 2021 to August 2022. Mr. Scott first joined AMN in 2003, and served in a variety of roles of increasing responsibility in finance and accounting roles over a 17-year career with the Company. He received a Bachelor’s degree in accounting and finance from California Polytechnic State University-San Luis Obispo, and a Master of Business Administration from the McCombs School of Business at the University of Texas at Austin.

As AMN’s CFO/COO, Mr. Scott will receive an annualized base salary of $630,000. On December 15, 2024, Mr. Scott will receive a one-time equity grant valued at $2,000,000, comprised of 50% time-vested restricted stock units (vesting one-third on each one-year anniversary of the grant date), and 50% performance-based restricted stock units based on the Company’s absolute Total Stockholder Return, which will vest at the end of 2027. Mr. Scott will be eligible to participate in the Company’s Long Term Incentive Plan (the “LTIP”), and will have a target annual award for 2025 of $2,000,000, which will be awarded at the same time and in the same form as LTIP awards to other senior executives of the Company. Effective in 2025, Mr. Scott will be eligible for the Company’s Performance Incentive Bonus with a target bonus of 100% of his annual base salary. Mr. Scott will be eligible to participate in the Company’s 401(k) and/or Executive Non-Qualified Deferred Compensation Plan, and the Company’s standard employee benefits coverage, including medical, dental, vision, life, and disability insurance. Mr. Scott will execute the Company’s executive officer standard severance and indemnification agreements, effective November 21, 2024. The standard severance and indemnification agreements are referred to as Exhibits 99.2 and 99.3 to this Form 8-K and are incorporated by reference herein.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Scott or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Scott and any of the Company’s directors or executive officers. The appointment of Mr. Scott was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of AMN acting in his or her official capacity.

On October 3, 2024, the Company issued a press release announcing Mr. Scott’s appointment, which is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT No.	DESCRIPTION

99.1	Press release issued by the Company on October 3, 2024.

99.2	Form of Amended and Restated Severance Agreement, effective as of May 8, 2020 (Management Contract or Compensatory Plan or Arrangement) (Incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020).

99.3	Form of Indemnification Agreement-Officer and Director (Incorporated by reference to Exhibit 10.14 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 5, 2010).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: October 3, 2024	By:	/s/ Cary Grace
	Name:	Cary Grace
	Title:	Chief Executive Officer